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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

AmREIT

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4) Date Filed:

YOUR VOTE IS IMPORTANT
PROPOSAL ONE ELECTION OF TRUST MANAGERS
GOVERNANCE OF THE COMPANY
COMPENSATION DISCUSSION AND ANALYSIS

AmREIT
8 Greenway Plaza, Suite 1000
Houston, Texas 77046
Notice of Annual Meeting of Shareholders
To be Held May 30, 2007
     To Our Shareholders:
     You are invited to attend the annual meeting of shareholders of AmREIT, to be held at 8 Greenway Plaza, Suite 1000, Houston, Texas, on Wednesday, May 30, 2007, at 10:00 a.m., Central Daylight Time. The purpose of the meeting is to vote on the following proposals:

Proposal 1:	To elect five trust managers to serve until their successors are elected and qualified.

Proposal 2:	To transact any other business that may properly be brought before the annual meeting or any adjournments thereof.
     The board of trust managers has fixed the close of business on April 2, 2007 as the record date for determining shareholders entitled to notice of and to vote at the annual meeting. A form of proxy card and a copy of our annual report to shareholders for the fiscal year ended December 31, 2006 are enclosed with this notice of annual meeting and proxy statement.
YOUR VOTE IS IMPORTANT
     Submitting your proxy does not affect your right to vote in person if you attend the Annual Meeting. Instead, it benefits us by reducing the expenses of additional proxy solicitation. Therefore, you are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before its exercise by (i) delivering written notice of revocation to our Corporate Secretary, Chad C. Braun, at the above address, (ii) submitting to us a duly executed proxy card bearing a later date, (iii) voting via the telephone at a later date, or (iv) appearing at the Annual Meeting and voting in person; provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation or a later dated proxy card is received by our Corporate Secretary at or before the Annual Meeting, and no such revocation under clause (iii) shall be effective unless received on or before 11:59 p.m., Central Daylight Time, on May 29, 2007.
     When you submit your proxy, you authorize H. Kerr Taylor and Chad C. Braun or either one of them, each with full power of substitution, to vote your shares at the Annual Meeting in accordance with your instructions or, if no instructions are given, to vote for the election of the director nominees and to vote on any adjournments or postponements of the Annual Meeting. The Company’s Annual Report for the year ended December 31, 2006 is also enclosed, although it does not constitute part of this proxy statement.

BY ORDER OF THE BOARD OF TRUST MANAGERS
/s/ H. Kerr Taylor
H. Kerr Taylor
Chairman of the Board, Chief Executive Officer, and President

April 15, 2007
Houston, Texas

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 30, 2007
AmREIT
8 Greenway Plaza, Suite 1000
Houston, Texas 77046
     The board of trust managers of AmREIT is soliciting proxies to be used at the 2007 Annual Meeting of shareholders to be held at 8 Greenway Plaza, Suite 1000, Houston, Texas, on Wednesday, May 30, 2007, at 10:00 a.m., Central Daylight Time. This proxy statement, accompanying proxy and annual report to shareholders for the fiscal year ended December 31, 2006 are first being mailed to shareholders on or about April 18, 2007. Although the annual report is being mailed to shareholders with this proxy statement, it does not constitute part of this proxy statement.
Who Can Vote
     Only shareholders of record as of the close of business on April 2, 2007, are entitled to notice of and to vote at the annual meeting. As of April 2, 2007, we had approximately 6,583,177 class A common shares, 1,047,098 class B common shares, 4,168,672 class C common shares and 11,062,015 class D common shares outstanding (collectively, the “shares”). Each holder of record of the shares on the record date is entitled to one vote on each matter properly brought before the annual meeting for each share held. All classes of common shares vote as a single class on all matters properly brought before the annual meeting.
How You Can Vote
     Shareholders cannot vote at the annual meeting unless the shareholder is present in person or represented by proxy. You may vote using any of the following methods:
•	BY MAIL: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. The named proxies will vote your shares according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares in favor of proposal one.

•	BY PHONE: Call 1-800-560-1965 and use any touch-tone telephone to transmit your voting instruction up until 12:00 p.m. Central Daylight Time on May 29, 2007. Have your proxy card in hand when you call and then follow the instructions as prompted.

•	BY INTERNET: Go to www.eproxy.com/amy/ and use the Internet to transmit your voting instructions and for electronic delivery of information until 12:00 P.M. Central Daylight Time on May 29, 2007. Have your proxy card in hand when you access the Web site and then follow the instructions.

•	BY ATTENDING THE ANNUAL MEETING IN PERSON: The Annual Meeting will be held at 10:00 a.m., Central Daylight Time, at 8 Greenway Plaza, Suite 1000 Houston, Texas 77046. You may revoke your proxy at any time before it is exercised by:

•	Giving written notice of revocation to our Executive Vice President and Secretary, Chad C. Braun, at AmREIT, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046;

•	Timely delivering a properly executed, later-dated proxy; or

•	Voting in person at the annual meeting.
     Voting by proxy will in no way limit your right to vote at the annual meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the annual meeting. If no direction is given and the proxy is validly executed, the shares represented by the proxy will be voted in favor of proposal one. The persons authorized under the proxies will vote upon any other business that may properly come before the annual meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. We do not anticipate that any other matters will be raised at the annual meeting.
Required Vote
     The presence, in person or represented by proxy, of the holders of a majority of the shares (11,430,482 shares) entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. However, if a quorum is not present at the annual meeting, a majority of the shareholders, present in person or represented by proxy, have the power to adjourn the annual meeting until a quorum is present or represented.
     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy is required to elect trust managers.
     Votes cast by proxy or in person will be counted by two persons appointed by us to act as inspectors for the annual meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum and of determining the outcome of any matter submitted to the shareholders for a vote; however, abstentions will not be deemed outstanding and, therefore, will not be counted in the tabulation of votes cast on proposals presented to shareholders.
     The Texas Real Estate Investment Trust Act and our bylaws do not specifically address the treatment of abstentions and broker non-votes. The election inspectors will treat shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners and as to which the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).
Cost of Proxy Solicitation
     The cost of soliciting proxies will be borne by us. Proxies may be solicited on our behalf by our trust managers, officers or employees in person, by telephone, facsimile or by other electronic means. None of such persons shall receive compensation for such services.
     In accordance with SEC regulations, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials and soliciting proxies from the beneficial owners of shares.

PROPOSAL ONE
ELECTION OF TRUST MANAGERS
     Pursuant to the Texas Real Estate Investment Trust Act, our amended and restated declaration of trust and our amended and restated bylaws, our business, property and affairs are managed under the direction of the board of trust managers. At the annual meeting, five trust managers will be elected by the shareholders, each trust manager to serve until his successor has been duly elected and qualified, or until the earliest of his death, resignation or retirement. Regardless of the number of votes each nominee receives, pursuant to the Texas Real Estate Investment Trust Act, each trust manager will continue to serve unless another nominee receives the affirmative vote of the holders of 66 2/3% of our outstanding common shares.
     The persons named in the enclosed proxy will vote your shares as you specify on the enclosed proxy form. If you return your properly executed proxy but fail to specify how you want your shares voted, the shares will be voted in favor of the nominees listed below. Our board of trust managers has proposed the following nominees for election as trust managers at the annual meeting.
Nominees
     H. Kerr Taylor. For a description of the business experience of Mr. Taylor, see “Management.” Age 56.
     Robert S. Cartwright, Jr. - Mr. Cartwright has been a trust manager or director of our company or our predecessor corporation since 1993. Mr. Cartwright is a Professor of Computer Science at Rice University. Mr. Cartwright earned a bachelor’s degree magna cum laude in Applied Mathematics from Harvard College (Phi Beta Kappa) in 1971 and a doctoral degree in Computer Science from Stanford University in 1977. Mr. Cartwright has been a member of the Rice faculty since 1980 and twice served as department Chair. Mr. Cartwright has compiled an extensive record of professional service. He is a Fellow of the Association for Computing Machinery (ACM), a member of the Sun Microsystems Developer Advisory Council, and the Computer Science Advisory Committee for Prairie View A&M University. He served on the ACM Education Board from 1997 to 2006 and the Board of Directors of the Computing Research Association from 1994 to 2000. Mr. Cartwright has served as a charter member of the editorial boards of two professional journals and has also chaired several major ACM conferences. From 1991-1996, he was a member of the ACM Turing Award Committee, which selects the annual recipient of the most prestigious international prize for computer science research. Age 57.
     G. Steven Dawson - Mr. Dawson has been a trust manager or director of AmREIT or our predecessor corporation since 2000. He also has been designated by our board as the “audit committee financial expert,” as such term is defined in the Rules of the Securities and Exchange Commission. Since 2003, he has been a private investor who is active on the boards of four real estate investment trusts in addition to his service to us: American Campus Communities (NYSE: ACC), Alesco Financial (NYSE: AFN), Desert Capital REIT (a non-listed public mortgage company), and Medical Properties Trust (NYSE: MPW). He serves as the audit committee chairman of three of these companies and he serves on governance/nominating committees and compensation committees for some of these as well. From 1990 to 2003, Mr. Dawson was the Senior Vice President and Chief Financial Officer of Camden Property Trust (or its predecessors), a large multi-family REIT. Prior to 1990, Mr. Dawson served in various related capacities with companies involved in commercial real estate including land and office building development as well as the construction and management of industrial facilities located on airports throughout the US. Age 49.

     Philip Taggart - Mr. Taggart has been a trust manager or director of AmREIT or our predecessor corporation since 2000. Mr. Taggart has specialized in investor relations activities since 1964 and is the President and Chief Executive Officer of Taggart Financial Group, Inc. He is the co-author of the book “Taking Your Company Public”, and has provided communications services for 58 initial public offerings, more than 200 other new issues, 210 mergers and acquisitions, 3,500 analyst meetings and annual and quarterly reports for over 25 years. Mr. Taggart serves on the boards of International Expert Systems, Inc. and Salon Group International and served on the board of the Foundation of Texas State Technical College for 10 years. A distinguished alumnus of the University of Tulsa, he also has been a university instructor in investor relations at the University of Houston. Age 76.
     H. L. “Hank” Rush, Jr. – Mr. Rush has been a trust manager of AmREIT since 2006. Mr. Rush presently serves as Executive Vice President and a member of the Compensation Committee of the Board of Directors of PropertyInfo Corporation, a wholly owned subsidiary of Stewart Information Services Corp. (NYSE: STC). Additionally he serves as President & CEO of Property Information Services, a division of PropertyInfo Corporation. This division is comprised of several real estate data and online services companies and units of PropertyInfo Corporation. He has over 20 years of senior executive and start-up management experience in IT development and outsourcing, residential and commercial construction and energy. For 10 years prior to joining PropertyInfo Corporation, Mr. Rush served as chairman and co-founder of EC Power, Inc., an internet transaction services company. In addition, he founded and served for eight years as President and Chief Executive Officer of a high-end residential construction company in Houston and served as a senior executive with BMC Software, Inc., where he managed the initial phase of BMC’s new headquarters land acquisition and construction. Texas Eastern Corp., now a part of Duke Energy, was his professional home for almost 20 years prior to his move to BMC. Age 55.
     The governance committee will consider trust manager candidates nominated by shareholders. Recommendations, including the nominee’s name and an explanation of the nominee’s qualifications should be sent to Robert Cartwright, Governance and Nominating Committee Chairman, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046. The procedure for nominating a person for election as a trust manager is described under ‘Shareholder Nominees’ on page 8.
     Our board of trust managers unanimously recommends that you vote FOR the election of trust managers as set forth in Proposal One.

Meetings and Committees of the Board of Trust Managers
     General. During the fiscal year ended December 31, 2006, our board of trust managers held four regular quarterly meetings and five special meetings. Each of the trust managers attended all meetings held by our board of trust managers and all meetings of each committee of our board of trust managers on which such trust managers served during the fiscal year ended December 31, 2006. Our board of trust managers has an audit committee, compensation committee, pricing committee, and nominating and corporate governance committee.

Nominating and
	Executive	Pricing	Audit		Corporate
Name	Committee	Committee	Committee	Compensation	Governance
H. Kerr Taylor*	x	x
Robert S. Cartwright, Jr.			x	x	x
G. Steven Dawson		x	x	x	x
Philip Taggart			x	x	x
H. L. “Hank” Rush, Jr.			x	x	x

*	Chairman of the Board
     Pricing Committee. The pricing committee is authorized to exercise all the powers of the board of trust managers in connection with the offering, issuance and sale of our securities. The pricing committee did not meet during 2006.
     Audit Committee. Our audit committee consists of Mr. Dawson (chairman), Mr. Cartwright, Mr. Taggart, and Mr. Rush. Our audit committee met five times during the fiscal year ended December 31, 2006. Our audit committee is comprised entirely of trust managers who meet the independence and financial literacy requirements of the American Stock Exchange (AMEX) listing standards as well as the standards established under the Sarbanes-Oxley Act of 2002. In addition, our board has determined that Mr. Dawson qualifies as an “audit committee financial expert” as defined in SEC rules. Our audit committee operates under its charter, which is available on our website at www.amreit.com. Our audit committee’s responsibilities include preparing the audit committee report for inclusion in the annual proxy statement, reviewing the audit committee charter and the audit committee’s performance, providing assistance to our board in fulfilling its responsibilities with respect to oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors’ qualifications, performance and independence, and the performance of our internal audit function. In accordance with its charter, the audit committee has sole authority to appoint and replace the independent auditors, who report directly to the committee, approve the engagement fee of the independent auditors and pre-approve the audit services and any permitted non-audit services they may provide to us. In addition, our audit committee reviews the scope of audits as well as the annual audit plan, evaluates matters relating to our audit and internal controls and approves all related party transactions. The audit committee also oversees investigations into complaints concerning financial matters. Our audit committee holds separate executive sessions, outside the presence of senior management, with our independent auditors.
     Compensation Committee. Our compensation committee consists of Mr. Taggart (chairman), Mr. Dawson, Mr. Cartwright, and Mr. Rush. Our compensation committee is comprised entirely of trust managers who meet the independence requirements of the AMEX listing standards. Our compensation committee operates under its charter, which is available on our website at www.amreit.com. The compensation committee’s responsibilities include establishing our general compensation philosophy, overseeing our compensation programs and practices, including incentive and equity-based compensation plans, reviewing and approving executive compensation plans in light of corporate goals and objectives, evaluating the performance of our chief executive officer in light of these criteria and establishing our chief executive officer’s compensation level based on such evaluation, evaluating the performance of the other executive officers and their salaries, bonus and incentive and equity compensation, reviewing and making recommendations concerning proposals by management regarding compensation, bonuses, employment agreements, loans to non-executive employees and other benefits and policies respecting such matters for employees. The compensation committee prepares the Compensation Committee Report, which among other things includes the Compensation Discussion and Analysis, prepared by management, for inclusion in the Annual Report. The compensation committee met seven times during the fiscal year ended December 31, 2006.
     Nominating and Corporate Governance Committee. The nominating and corporate governance committee consists of Mr. Cartwright (chairman), Mr. Dawson, Mr. Rush, and Mr. Taggart. Our nominating and corporate governance committee operates under its charter, which is available on our website at www.amreit.com. The committee’s duties include adopting criteria for recommending candidates for election or re-election to our board and its committees, retaining consultants or advisors to assist in the identification or evaluation of prospective trust managers, considering issues and making recommendations regarding the size and composition of our board. During 2006, the nominating and corporate governance committee engaged The Trovato Group to assist it in the evaluation, qualification and interview process of prospective trust manager candidates. The committee will also consider nominees for trust manager suggested by shareholders in written submissions to Mr. Cartwright, our committee chairman. The committee met two times during the fiscal year ended December 31, 2006.
GOVERNANCE OF THE COMPANY
Board of Trust Managers
     Pursuant to our declaration of trust and our bylaws, our business, property and affairs are managed under the direction of our board of trust managers. Members of our board are kept informed of our business through discussions with the chairman of the board and our officers, by reviewing materials provided to them and by participating in meetings of our board and its committees. Board members have complete access to the Company’s management team and the independent auditors. Our board and each of the key committees—pricing, audit, compensation, nominating and corporate governance—also have authority to retain, at our expense, outside counsel, consultants or other advisors in the performance of their duties. Our Corporate Governance Guidelines require that a majority of the trust managers be independent within the meaning of the AMEX standards.
Statement on Corporate Governance
     We are dedicated to establishing and maintaining the highest standards of corporate governance. The board has implemented many corporate governance measures designed to serve the long-term interests of our shareholders and further align the interests of trustees and management with our shareholders. The major measures approved by the board, through the adoption of a Code of Business Conduct and Ethics and Corporate Governance Guidelines and enacted by us include:
•	prohibiting the re-pricing of options under our incentive plan;

•	increasing the overall independence of our board and its committees;

•	scheduling executive sessions of the non-management trust managers on a regular basis;

•	conducting annual evaluations of our board, the Committees and individual trust managers;

•	establishing share ownership guidelines for our senior officers and trust managers;

•	requesting trust managers to visit properties every year;

•	limiting members of our audit committee to service on not more than three other public company audit committees without prior board approval;

•	adopting a pre-approval policy for audit and non-audit services;

•	limiting the CEO’s service to not more than three other public company boards;

•	reviewing and revising the existing audit committee charter; and

•	adopting formal charters for our board committees.
     Executive Sessions. Pursuant to the our Corporate Governance Guidelines, our non-management trust managers meet in separate executive sessions at least three times a year. These trust managers may invite the chief executive officer or others, as they deem appropriate, to attend a portion of these sessions.
     Contacting the Board. Our board welcomes your questions and comments. If you would like to communicate directly with our board, or if you have a concern related to our business ethics or conduct, financial statements, accounting practices or internal controls, then you may submit your correspondence to the chairman of our audit committee at our principal executive office.
     Code of Business Conduct and Ethics. Our board has adopted a Code of Business Conduct and Ethics that applies to all trust managers, officers and employees, including our principal executive officer, principal financial officers and principal accounting officers. The purpose of the Code of Business Conduct and Ethics is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us; and to promote compliance with all applicable rules and regulations that apply to the Company and our officers and trust managers. If our board amends any provisions of the Code of Business Conduct and Ethics that apply to our chief executive officer or senior financial officers or grants a waiver in favor of any such persons, it will promptly publish the text of the amendment or the specifics of the waiver on its website.
     As you may be aware, there has been a dramatic and continuing evolution of ideas about sound corporate governance. We intend to continue to act promptly to incorporate not only the actual requirements of rules adopted but additional voluntary measures we deem appropriate. Charters for our board committees and our Corporate Governance Guidelines and Code of Business Conduct and Ethics may be viewed on our website at www.amreit.com under the Investor section. In addition, we will mail copies of our Corporate Governance Guidelines to shareholders upon their request.
Trust Manager Nomination Procedures
     Trust Manager Qualifications. Our nominating committee has established policies for the desired attributes of our board as a whole. The board seeks to ensure that a majority of its members are independent within AMEX listing standards. Each trust manager generally may not serve as a member of more than six other public company boards. Each member of our board must possess the individual qualities of integrity and accountability, informed judgment, financial literacy, maintain high performance standards, and must be committed to representing our long-term interests. Above all, we look to people who possess high character, competence, communication skills and the ability to engender chemistry among peers. In addition, trust managers must be committed to devoting the time and effort necessary to be responsible and productive members of our board. Our board values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience.

     Identifying and Evaluating Nominees. Our nominating committee regularly assesses the appropriate number of trust managers comprising our board, and whether any vacancies on our board are expected due to retirement or otherwise. The nominating committee may consider those factors it deems appropriate in evaluating trust manager candidates including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to us, experience and skill relative to other board members, and specialized knowledge or experience. Depending upon the current needs of our board, certain factors may be weighed more or less heavily by the nominating committee. In considering candidates for our board, the nominating committee evaluates the entirety of each candidate’s credentials and, other than the eligibility requirements established by our nominating committee, does not have any specific minimum qualifications that must be met by a nominee. The nominating committee considers candidates for the board from any reasonable source, including current board members, shareholders, professional search firms or other persons. The nominating committee does not evaluate candidates differently based on who has made the recommendation. The nominating committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.
     Shareholder Nominees. Our bylaws permit shareholders to nominate trust managers for consideration at an annual meeting of shareholders. The nominating committee will consider properly submitted shareholder nominees for election to our board and will apply the same evaluation criteria in considering such nominees as it would to persons nominated under any other circumstances. Such nominations may be made by a shareholder entitled to vote who delivers written notice along with the additional information and materials required by the bylaws to the corporate secretary not later than the close of business on the 70th day, and not earlier than the close of business on the 90th day, prior to the anniversary of the preceding year’s annual meeting. For our annual meeting in the year 2008, the secretary must receive this notice after the close of business on March 1, 2008, and prior to the close of business on March 22, 2008. You can obtain a copy of the full text of the bylaw provision by contacting the Secretary of AmREIT, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046.
     Any shareholder nominations proposed for consideration by the nominating committee should include the nominee’s name and sufficient biographical information to demonstrate that the nominee meets the qualification requirements for board service as set forth under “Trust Manager Qualifications.” The nominee’s written consent to the nomination should also be included with the nomination submission, which should be addressed to: AmREIT, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, Attn: Chief Financial Officer and Secretary.
Independence of Trust Managers
     Pursuant to our Corporate Governance Guidelines, which require that a majority of our trust managers be independent within the meaning of AMEX corporate governance standards, our board undertook a review of the independence of trust managers nominated for election at the meeting. During this review, our board considered any transactions and relationships during the prior year between us and each trust manager or any member of his or her immediate family, of which there were none. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the trust manager is independent.
     As a result of this review, our board affirmatively determined that all the trust managers nominated for election at the 2007 annual meeting are independent with the exception of Mr. Taylor.

Trust Manager Compensation Table
     The following table provides compensation information for the one year period ended December 31, 2006 for each non-officer member of our board of trust managers.
Trust Manager Compensation for the Year Ended December 31, 2006

					Change in
					Pension Value
					and Non-
	Fees				Qualified
	Earned or			Non-Equity	Deferred
	Paid in	Share	Option	Incentive Plan	Compensation	All Other
	Cash (1)	Awards (2)	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
G. Steven Dawson *	$22,750	$49,489	$—	$—	$—	$—	$72,239
Robert Cartwright	20,750	35,524	—	—	—	—	56,274
Philip Taggart	27,750	29,941	—	—	—	—	57,691
H. L. “Hank” Rush, Jr.	10,250	4,667	—	—	—	—	14,917

*	- Lead Independent Trust Manager

(1)	Each non-employee trust manager received an annual retainer fee of $12,000. Additionally, each non-employee trust manager received fees for attending meeting and committee meetings as follows: $1,000 for each board meeting attended in person, $750 for each audit committee meeting attended in person, $500 for each compensation, governance or pricing committee meetings, and $500 for each board or committee meeting attendee via teleconference. The audit committee chairman received $5,000. The chairman for all other committees received $3,000. Each non-employee trust manager can elect to defer up to $10,000 of cash compensation into restricted shares with a 25% premium ($10,000 of cash deferred into $12,500 in shares). The restricted shares vest 33% on the date of grant and equally on each of the next two anniversaries.

(2)	Each non-employee trust manager received an award of 2,000 restricted shares that vest 33% on the date of grant and equally on each of the next two anniversaries. Additionally, the Lead Independent Trust Manager receives an additional award of 2,000 restricted shares that vest the same way. The amounts reflected in the table above reflects the value of the restricted share awards that vested during 2006.
Compensation Committee Interlocks and Insider Participation
     During our 2006 fiscal year, all of our independent trust managers served on the compensation committee: Mr. Taggart (Chair), Mr. Dawson, Mr. Cartwright and Mr. Rush. No member of the compensation committee has any interlocking relationship with any other company that requires disclosure under this heading.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information regarding the beneficial ownership of our common shares as of April 2, 2007 by (1) each person known by us to own beneficially more than 5% of our outstanding class A common shares, (2) all current trust managers, (3) each current named executive officer, and (4) all current trust managers and current named executive officers as a group. The number of shares beneficially owned by each entity, person, trust manager or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has a right to acquire as of June 2, 2007 (60 days after April 2, 2007) through the exercise of any share option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his spouse) with respect to the shares set forth in the following table.

	Amount and Nature of	Percent of Voting
Name	Beneficial Ownership	Common shares
H. Kerr Taylor – Chairman, President & CEO	1,136,333	4.97%
Robert S. Cartwright – Trust Manager	31,806	*
G. Steven Dawson – Trust Manager	31,225	*
Philip Taggart – Trust Manager	21,632	*
H. L. “Hank” Rush, Jr. – Trust Manager	6,000	*
Chad C. Braun – Secretary, CFO and Executive VP	87,949	*

All trust managers and executive officers as a group	1,314,945	5.75%
All other employees combined	372,806	1.63%

All trust managers, executive officers, and employees as a group	1,687,751	7.38%

*	Less than 1%.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our trust managers and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in our securities with the SEC. Executive officers, trust managers and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file with the SEC. Based solely upon a review of the reports furnished to us, or filed by us, with respect to fiscal 2006, we believe that all SEC filing requirements applicable to our trust managers, executive officers and 10% beneficial owners were satisfied.

EXECUTIVE OFFICERS AND MANAGEMENT
     The following table sets forth our executive officers and management.

Name	Age	Principal Occupation
H. Kerr Taylor *	56	President and CEO
Chad C. Braun *	35	EVP & CFO
Tenel H. Tayar	37	Senior Vice President – Acquisitions
Preston Cunningham	30	Managing VP-Development
John Anderson	32	Managing VP-Asset Management
David M. Thailing	36	Managing VP-Asset Advisory
Anne Newtown	60	General Counsel
Brett Treadwell	38	Vice President – Finance & Chief Accounting Officer

*	- Indicates our Executive Officers
Business Experience
     H. Kerr Taylor. Mr. Taylor is our founder and serves as our chairman of the board, chief executive officer and president. For over 22-years he has guided our growth and our predecessors. His primary responsibilities include overseeing strategic initiatives as well as building, coaching and leading our team of professionals. Mr. Taylor has over 30-years of experience within the real estate industry, has participated in over 300 transactions involving brokerage, development and management of premier real estate projects. He attended Trinity University, graduating with a Bachelor of Arts degree and then attended Southern Methodist University where he received his Masters Degree in Business Administration. Mr. Taylor also attended law school at South Texas College of Law where he received his Doctor of Jurisprudence and was admitted to the State Bar of Texas. Mr. Taylor is a past board member of Park National Bank (now Frost Bank) and Millennium Relief and Development, Inc. He is currently chairman of the board of Pathways for Little Feet. He serves as a board member of Life House, Inc., Uptown District and as an Elder of First Presbyterian Church. Mr. Taylor is a lifetime member of the International Council of Shopping Centers, Urban Land Institute and the State Bar of Texas. Mr. Taylor is one of our two executive officers.
     Chad C. Braun. Mr. Braun serves as our executive vice president, chief financial officer, treasurer, and secretary. Mr. Braun is responsible for corporate finance, capital markets, investor relations, accounting, SEC reporting, and oversees investment sponsorship and product creation. Mr. Braun has over 13 years of accounting, financial, and real estate experience and prior to joining us in 1999, served as a manager in the real estate advisory services group at Ernst & Young, LLP. He has provided extensive consulting and audit services, including financial statement audits, portfolio acquisition and disposition, portfolio management, merger integration and process improvement, financial analysis, and capital markets and restructuring transactions, to a number of Real Estate Investment Trusts and private real estate companies. Mr. Braun graduated from Hardin Simmons University with a Bachelor of Business Administration degree in accounting and finance and subsequently earned the CPA designation and his Series 63, 7, 24, and 27 securities licenses. He is a member of the National Association of Real Estate Investment Trusts and the Texas Society of Certified Public Accountants. Mr. Braun is one of our two executive officers.

     Tenel Tayar. Mr. Tayar serves as our managing vice president of acquisitions and is responsible for overseeing all existing retail property acquisitions. Mr. Tayar has over 14 years of real estate experience. Prior to joining us in 2003, he served as the director of finance at The Woodlands Operating Company where he sourced, negotiated and closed over $225 million in real estate transactions and participated in over $500 million. Mr. Tayar has analyzed over $2 billion of real estate investment and has directed all aspects of real estate capitalization and investment transactions. While at AmREIT, Mr. Tayar has completed over $325 million in acquisitions. Mr. Tayar received a Bachelor of Business Administration in finance from the University of Texas at Austin and earned a Master of Business Administration from Southern Methodist University. Mr. Tayar is a Texas licensed Real Estate Broker and is a member of the Urban Land Institute, International Council of Shopping Centers, and Association of Commercial Real Estate Professionals.
     Preston Cunningham. Mr. Cunningham serves as our managing vice president of development. His responsibilities include managing the underwriting, due diligence, leasing and construction phases of ground up developments and re-developments of existing centers. In addition, he is responsible for managing our development leasing team, brokerage department, and the legal department. Mr. Cunningham has been employed with us since 2002, during which time he has developed over $100 million in projects. Mr. Cunningham received a Bachelor of Business Administration in financial planning and services from Baylor University and graduated with his Doctor of Jurisprudence from South Texas College of Law. Mr. Cunningham is a member of the International Council of Shopping Centers, Urban Land Institute, and the State Bar of Texas.
     John Anderson. Mr. Anderson serves as our managing vice president of real estate asset management. He is responsible for overseeing AmREIT’s property sales and asset management activities and for developing and executing the disposition strategy for each property. In addition, he analyzes property performance, market conditions, and future economic benefits for all properties under management to determine optimal disposition strategies. Mr. Anderson has over seven years of experience in real estate investment, development, management, and acquisitions and dispositions. Prior to joining us in 2004, he handled all dispositions for Fairfield Residential, a large multi-family developer based in Dallas, Texas. In addition, Mr. Anderson gained real estate investment experience as an associate with The Archon Group, a subsidiary of Goldman Sachs, where he was involved in the acquisition, management and disposition of multi-family assets. Mr. Anderson received a Bachelor of Business Administration degree in management from Baylor University and subsequently earned his Masters of Business Administration from the McCombs School of Business at the University of Texas in Austin. He holds a Texas real estate salesman license and is an associate member of the Dallas Real Estate Council and the McCombs School of Business Center for Real Estate Finance. He is also a member of the International Council of Shopping Centers.
     David M. Thailing. Mr. Thailing serves as the managing vice president of securities. Mr. Thailing is responsible for raising non-traded private equity in AmREIT as well as capital for the Company’s merchant development investment programs, primarily through the financial planning community. Since joining AmREIT the securities team has raised two series of non-traded common stock and the Company’s asset advisory business has launched five new funds. Mr. Thailing has over thirteen years of combined financial advisory and real estate investment experience. Mr. Thailing gained extensive knowledge of the financial services industry with Paine Webber and Members Financial Services and has broad public speaking experience in the securities industry. Immediately prior to joining us in 2002, he provided financial consulting expertise as an associate with Arthur Andersen’s Corporate Finance and Restructuring practice. Mr. Thailing received a Bachelor of Business Administration degree in management from Southern Methodist University and earned a Masters of Business Administration from the Jones School of Management at Rice University.

     Anne Newtown. Ms. Newtown serves as our General Counsel. She is responsible for overseeing and managing the legal affairs of the company to ensure the availability of competent, timely, and cost efficient legal services. In addition, she is responsible for working with outside counsel to communicate and monitor policies to ensure compliance with law within the company. Ms. Newtown has over nineteen years of experience in the practice of law with a primary focus on real estate. Prior to joining us in 2006, she was with Vinson & Elkins, LLP, a Houston-based international law firm, where she represented clients in all aspects of real estate law. Ms. Newtown received an Associate of Arts degree in liberal arts from Stephens College, a Bachelor of Arts degree in English from the University of Colorado (Phi Beta Kappa), and subsequently earned her Juris Doctor degree Cum Laude from the University of Houston Law Center. She is licensed to practice in the State of Texas. She is a member of the State Bar of Texas, the Houston Bar Association, the Association of Corporate Counsel, the Houston Real Estate Lawyers Council, and is a founding member of the Houston chapter of Commercial Real Estate Women. She has served as Chair of the Planning Committee for the South Texas College of Law Real Estate Law Seminar in 2005 and 2006, and is currently serving as Chair of the 2007 Planning Committee. She is a member of the Alumnae Association Board for Stephens College.
     Brett P. Treadwell. Mr. Treadwell serves as our vice president of finance. Mr. Treadwell is responsible for AmREIT’s financial reporting function as well as for assisting in the setting and execution of AmREIT’s strategic financial initiatives. He oversees our filings with the Securities & Exchange Commission, our periodic internal reporting to management and our compliance with the Sarbanes-Oxley Act of 2002. Mr. Treadwell has over 12- years of accounting, financial, and SEC reporting experience and prior to joining us in 2004, he served as a senior manager with Arthur Andersen LLP and most recently with PricewaterhouseCoopers, LLP. He has provided extensive audit services, regularly dealt with both debt and equity offerings for publicly traded and privately owned clients in various industries and has strong experience with SEC reporting and registration statements and offerings. Mr. Treadwell regularly mentored and coached firm personnel and was named as a connectivity leader for PricewaterhouseCoopers’ Houston office. Mr. Treadwell graduated Magna Cum Laude from Baylor University with a Bachelor of Business Administration and subsequently earned the CPA designation.

COMPENSATION DISCUSSION AND ANALYSIS
Overview of Compensation Program
     The compensation committee (for purposes of this analysis, the “Committee”) of our board has responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy. The Committee ensures that the total compensation paid to our executive leadership team is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to members of the executive leadership team, including the named executive officers, are similar to those provided to other executive officers. Throughout this proxy statement, the individuals who served as President and Chief Executive Officer and Executive Vice President and Chief Financial Officer during fiscal 2006, are referred to as the “named executive officers.”
Compensation Objectives and Philosophy
     The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by us, and which aligns executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value. The Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Committee believes executive compensation packages provided by us to our executives, including the named executive officers, should include both cash and share-based compensation that reward performance as measured against established goals and back-end interests in our advisory funds.
Role of Executive Officers in Compensation Decisions
     The Committee makes the compensation decisions for our President and Chief Executive Officer and establishes the general parameters within which the Chief Executive Officer establishes the compensation for our other executive officers and management team, including our Chief Financial Officer. The Committee also approves recommendations regarding equity awards to all of our other officers and employees.
     H. Kerr Taylor, our President and Chief Executive Officer, annually reviews the performance of our other executive officers. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustment or award. The Committee reviews the performance of our named executive officers.
Peer Groups for Executive Compensation Purposes
     The Committee used the 2006 NAREIT Compensation and Benefits Survey (the “NAREIT Survey”) to assist it in considering compensation for executive officers. The Committee relied on the NAREIT Survey to provide it with relevant market data to consider when making compensation decisions for our executive officers.

     For executive compensation purposes, we compare our compensation programs to the compensation programs of our retail and size-based REIT peer group. The following REITs comprised our REIT peer group:

Acadia Realty Trust	Kite Realty Group Trust
Cedar Shopping Centers, Inc.	New Plan Excel Realty Trust, Inc.
Developers Diversified Realty Corporation	Ramco-Gershenson Properties Trust
Equity One, Inc.	Regency Centers Corporation
Federal Realty Investment Trust	Saul Centers, Inc.
Inland Real Estate Corporation	Urstadt Biddle Properties Inc.
Kimco Realty Corporation	Weingarten Realty Trust
     The REIT peer group had total capitalization ranging from approximately $693 million to $16.6 billion, with a median of $2.5 billion. Our total capitalization at that time was $625 million, including $285 million of total capitalization in our managed funds through our asset advisory group.
     The two most prevalent performance metrics applied to public real estate companies are total shareholder return (TSR) and funds from operations (FFO). We compared our TSR and FFO per share growth to those of the REITs in our peer group. The median TSR for our REIT peer group (through December 31, 2006) was 29.5%. Our TSR for the same period was 29.01%. The median FFO per share growth for our peer group was 6.0%. Our FFO per share growth was 7.10%.
Total Compensation
     Target levels for our named executive officers are set at the percentile of compensation paid to similarly situated executives in our peer groups. Our 2006 target total compensation is comprised of the following components:
•	base salary — 47% of target total compensation

•	cash incentives — 27% of target total compensation

•	equity incentives — 26% of target total compensation
Annual Cash Compensation
     In order to stay competitive with other REITs in our peer group, we pay our named executive officers commensurate with their experience and responsibilities. Cash compensation is divided between base salary and cash incentives.
     Base Salary. Each of our named executive officers receives a base salary to compensate him for services performed during the year. When determining the base salary for each of our named executive officers, the Committee considers the market levels of similar positions at the peer group companies, through the data provided to them by the NAREIT Survey, the performance of the executive officer and the experience of the executive officer in his position. The base salaries of our named executive officers are established by the terms of their employment agreements. The named executive officers are eligible for annual increases in their base salaries as determined by the Committee. The base salaries paid to our named executive officers in 2006 are set forth below in the “Executive Compensation — Summary Compensation Table.”

     Annual Non-Equity Compensation. The Committee’s practice is to provide a significant portion of each named executive officer’s compensation in the form of an annual cash bonus. These annual bonuses are primarily based upon company performance objectives. This practice is consistent with our compensation objective of supporting a performance-based environment. Each year, the Committee sets for the named executive officers the threshold target and maximum bonus that may be awarded to those officers if the threshold goals are achieved. For 2006, the Committee established the following goals for our Chief Executive Officer:

	% of
Goal	Company Goal	% Attained
Increase FFO	50%	100%
Increase net income within real estate development segment	20%	65%
Build and retain management team	20%	85%
Grow partnership business	10%	100%
     For our Chief Financial Officer, 2006 performance was based 40% on company-wide performance and 60% on the achievement of goals for which the executive was responsible. The Committee makes an annual determination as to the appropriate split between company-wide and executive specific goals based on its assessment of the appropriate balance.
     The Committee approved annual non-equity incentive compensation payments to the Chief Executive Officer of 90% of his goals. Based on the assessment of the Chief Executive Officer of the performance of our other executive officers against their executive specific goals, the Committee approved payments to other executive officers, including the Chief Financial Officer, of 88% of the individual targets. The annual non-equity compensation paid to each of the named executive officers are set forth below in the “Executive Compensation — Summary Compensation Table.”
     The named executive officers are required by us to invest 30% of their non-equity compensation in common shares they purchase from us. The shares they purchase vest 25% immediately and the remainder vests in equal annual installments over four years.
     Long-Term Incentive Compensation. We award long-term equity incentive grants to our named executive officers as part of our overall compensation package. These awards are consistent with our policies of fostering a performance-based environment and aligning the interests of our senior management with the financial interests of our shareholders. When determining the amount of long-term equity incentive awards to be granted to our named executive officers, the Committee considered, among other things, the following factors: our business performance, the responsibilities and performance of the executive, our share price performance, and other market factors, including the data provided by the NAREIT Survey.
     We compensate our named executive officers for long-term service to the Company and for sustained increases in our share performances, through grants of restricted shares that vest evenly over four years for the CEO and that vest 70% in the fifth year and 15% in each of the sixth and seventh years for the CFO. The aggregate value of the long-term incentive compensation granted is based on established goals of our relative and absolute FFO and TSR growth. The Committee decided that during periods of truly outstanding performance, the ceiling on total annual stock rewards for management should be set at 2.5% of the shares outstanding. Because these grants are part of an annual compensation program designed to establish our total compensation, equity grants from prior years were not considered when setting our 2006 grants.

     The Committee determines the number of restricted shares and the period and conditions for vesting. In 2006, the Committee awarded an aggregate of 35,210 restricted share awards to our named executive officers. Information regarding restricted shares granted to our named executive officers can be found below under “Grants of Plan Based Awards.”
     Participation in Back-End Interests of Partnerships. Under the Committee’s compensation plan, the Chief Executive Officer will receive general partner interest equaling 22.5% of the economic interest in the advisor of the to be formed private REIT offering, as and if it is received by the Company. The Chief Executive Officer will then be required to take 70% of such economic interest and acquire company shares in the open market. Such shares must be purchased or exchanged for Company issued shares within 12-months of receipt of cash. The Chief Executive Officer must be an employee at the time the applicable general partner receives its liquidation interest in the partnership in order to have the right to this compensation. Additionally, 10% of the economic interest in the advisor of the to be formed private REIT offering, as and if it is received by the Company, has been contributed to a pool to be awarded to senior management. Of this, the CFO has been awarded a total of 2% of the economic interest in the advisor of the to be formed private REIT. The named executive officers, including our Chief Executive Officer, did not receive any payments in connection with their ownership of back-end interests in this or the general partner of any previously awarded partnerships.
     Perquisites and Other Personal Benefits. We provide the named executive officers with perquisites and other personal benefits that we and the Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers.
     We maintain a 401(k) retirement savings plan for all of our employees on the same basis. Executive officers are also eligible to participate in all of our employee benefit plans, such as medical, dental, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees.
     We have entered into employment agreements with our named executive officers, which provide severance payments under specified conditions within one year following a change in control. These severance agreements are described below under “Employment Agreements.” We believe these agreements help us to retain executives who are essential to our long-term success.

Tax and Accounting Implications
     Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code limits the deductibility on our tax return of compensation over $1 million to any of our named executive officers. However, compensation that is paid pursuant to a plan that is performance-related, non-discretionary and has been approved by our shareholders is not subject to section 162(m). We have such a plan and may utilize it to mitigate the potential impact of section 162(m). We did not pay any compensation during 2006 that would be subject to section 162(m). We believe that, because we qualify as a REIT under the Internal Revenue Code and therefore are not subject to federal income taxes on our income to the extent distributed, the payment of compensation that does not satisfy the requirements of section 162(m) will not generally affect our net income. However, to the extent that compensation does not qualify for deduction under section 162(m) or under our short term incentive plan approved by shareholders to, among other things, mitigate the effects of section 162(m), a larger portion of shareholder distributions may be subject to federal income taxation as dividend income rather than return of capital. We do not believe that section 162(m) will materially affect the taxability of shareholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each shareholder. For these reasons, the compensation committee’s compensation policy and practices are not directly governed by section 162(m).
     Accounting for Stock-Based Compensation. Beginning on January 1, 2006, we began accounting for share-based payments to employees in accordance with the requirements of FASB Statement 123(R).
COMPENSATION COMMITTEE REPORT
     The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
THE COMPENSATION COMMITTEE
Philip Taggart, Chairman
Robert Cartwright, Jr.
Steven Dawson
H. L. “Hank” Rush, Jr.

SUMMARY COMPENSATION TABLE
     The following table includes information concerning compensation for the one-year period ended December 31, 2006.
Summary Compensation Table

							Change in
							Pension Value
							and Preferential
							Nonqualified
						Non-Equity	Deferred	All Other
				Share	Option	Incentive Plan	Compensation	Compensation
			Bonus	Awards	Awards	Compensation	Earnings	(1)	Total
Name	Year	Salary	($)	($)	($)	($)	($)	($)	($)
H. Kerr Taylor	2006	$350,000	$—	$279,356	$—	$157,500	$—	$23,705	$810,561
Chad C. Braun	2006	175,000	—	132,663	—	107,188	—	9,920	424,771

(1)	All Other Compensation includes amounts paid on behalf of each named executive for employer matching contributions to the tax qualified 401(k) plan and insurance premiums paid as part of the employer sponsored group benefit plans such as medical, dental, group life, and disability insurance, offered by us to our associates.
Employment Agreements
     As of December 31, 2006, we had entered into employment agreements with each of our executive officers (Mr. Taylor and Mr. Braun) and certain of our management team (Mr. Tayar, Mr. Thailing and Mr. Cunningham) that provide that during the term of the respective agreements, that executive’s base salary will not be reduced and that the executive will remain eligible for participation in our executive compensation and benefit programs. The employment agreements provide that each executive receive a base salary, is eligible to participate in our annual cash and share incentive awards as provided for in our ‘pay for performance’ incentive plans as approved by our compensation committee, and to participate in all other employee benefit programs (such as medical insurance and 401K plan), which are applicable to all our employees.
     Each employment agreement provides that the respective executive may terminate the agreement at any time by delivering written notice of termination to us at least 30 days prior to the effective date of such termination, in which case he will be subject to a 12 month non-competition agreement and entitled to payment of his base salary through the effective date of termination, plus all other benefits to which he has a vested right at that time. Additionally, each employment agreement provides that he may terminate the agreement for “good reason”, which is defined in the employment agreement, in general, as any substantial change by us in the nature of his employment without his express written consent; the requirement that he be based at a location at least 50 miles further than from his current principal location of employment; our failure to obtain a satisfactory agreement from any successor to assume the terms of the employment agreement; and our breach of any material provision of the employment agreement.
     The employment agreements provide that, if we terminate an executive’s employment without “cause” or the executive terminates his employment for “good reason” (each as defined in the applicable employment agreement), the executive will be entitled to the following payments and benefits, subject to his execution and non-revocation of a general release of claims:

•	a cash payment equal to one times executive’s annual base salary and one times the executive’s annual bonus, computed on the average of the last three years bonus received by the executive, payable in equal monthly installments over twelve months;

•	all unvested restricted shares and equity interests will immediately vest; and

•	health and medical benefits shall continue for a period of one year.
     The employment agreements also provide for a “change of control” (as defined in the applicable employment agreement) provision. On the date of a “change of control”, all of executives unvested restricted shares and equity interest will immediately vest. Additionally, if within a period beginning six months before, and ending twelve months after, the date of a “change of control”, the executive’s employment is terminated without cause or terminated for good reason, then the executive will be entitled to the following payments and benefits, subject to his execution and non-revocation of a general release of claims:
•	a cash payment equal to two times for Mr. Taylor, one and a half times for Mr. Braun and one times for Mr. Tayar, Mr. Thailing and Mr. Cunningham, the executives’ annual base salary and annual bonus, computed on the average of the last three years bonus received by the executive, payable in equal monthly installments over twelve months; and

•	health and medical benefits shall continue for a period of one year.
     Each employment agreement will expire on December 31, 2007, and will automatically renew for successive one-year periods unless either party gives written notice of non-renewal, which will be subject to the terms and conditions of the employment agreement.
     As part of “All Other Compensation”, we are required to report any payments that were made to named executives due to any obligation under our employment contracts and any amounts accrued by us for the benefit of the named executives relating to any obligation under our employment contracts. There have been no payments, nor have there been any amounts accrued as of December 31, 2006.
     The following table includes information concerning grants of plan based awards for the one year period ended December 31, 2006.
Grants of Plan-Based Awards

								All
								Other	All Other			Grant
								Share	Option			Date
								Awards:	Awards:	Exercise	Close	Fair
		Estimated Possible Payments			Estimated Possible Payouts			Number	Number of	or Base	Price	Value
		Under Non-Equity Incentive			Under Equity Incentive			Of	Securities	Price of	of Shares	of
		Plan Awards			Plan Awards			Shares	Underlying	Option	on Date	Share and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	of	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#) (1)	(#)	($/sh)	Grant	Awards
H. Kerr Taylor	2/27/2006	$—	$175,000	$—	—	—	—	—	—	$—	$—	$—
	2/28/2007	—	—	—	—	—	—	7,960	—	—	8.48	67,500
	2/28/2007	—	—	—	—	—	—	24,983	—	—	8.48	211,855

Chad C. Braun	2/27/2006	—	122,500	—	—	—	—	—	—	—	—	—
	2/28/2007	—	—	—	—	—	—	5,417	—	—	8.48	45,936
	2/28/2007	—	—	—	—	—	—	10,227	—	—	8.48	86,725

(1)	The number of restricted shares issued represents 30% of the cash incentive that is required to be deferred into restricted shares as well as the performance based long term restricted share grant. Both grants were made on February 28, 2007 based on performance measurement and goals for 2006 that were established on February 27, 2006.

     The Grants of Plan-Based Awards table sets forth information concerning grants of non-equity incentive plan awards, and all other share awards during 2006. Estimated payouts under non-equity incentive plan awards include the target payout of the annual non-equity incentive awards established by the board for the named executive officers on February 27, 2006. When the targets were established and communicated to the named executive officers, no maximum payout was specified; however, amounts above the target payout may be paid if performance goals are exceeded. Specific criteria used to determine the target was set forth above in the “Compensation Discussion and Analysis – Annual Non-Equity Compensation”. The annual incentive that was established in February 2006 was subsequently paid in February 2007 as set forth in the Summary Compensation Table.
     Share awards granted to the CEO vest annually over four years beginning on the grant date for the deferred annual incentive and annually over four years, after one year, for the long term incentive compensation. Share awards granted to the CFO vest annually over four years beginning on the grant date for the deferred annual incentive and 70% on the fifth anniversary of grant and 15% on the sixth and seventh anniversary of grant for the long term incentive compensation.
OUTSTANDING EQUITY AWARDS TABLE
     The following table sets forth certain information with respect to the value of all shares previously awarded to the named executive officers as of December 31, 2006. Our board has not previously granted options to our named executive officers.
Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Share Awards
Equity
			Equity					Equity	Incentive
			Incentive					Incentive	Plan Awards:
			Plan					Plan	Market or
			Awards:					Awards:	Payout Value
	Number of	Number of	Number of					Number of	of Unearned
	Securities	Securities	Securities				Market	Shares,	Shares, Units,
	Underlying	Underlying	Underlying			Number of	Value of	Units, or	or Other
	Unexercised	Unexercised	Unexercised	Option		Shares that	Shares that	Other Rights	Rights that
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	that Have	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#) (1)	($)	(#)	($)
H. Kerr Taylor	—	—	—	—	—	92,590	$785,163	—	—

Chad C. Braun	—	—	—	—	—	42,442	359,908	—	—

(1)	Includes restricted share awards issued in February 2007 pursuant to the 2006 incentive and long term compensation plan.

OPTIONS EXERCISED AND STOCK VESTED
     The following table sets forth certain information with respect to the shares held by the named executive officers that vested during the year ended December 31, 2006.
Options Exercised and Stock Vested

	Option Awards		Share Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)
H. Kerr Taylor	—	$—	22,042	$186,916
Chad C. Braun	—	—	5,919	50,193
NON-QUALIFIED DEFERRED COMPENSATION TABLE
     We do not offer, and the named executive officers did not participate in, any non-qualified deferred compensation programs during 2006.

AUDIT COMMITTEE REPORT
     The audit committee is composed of four independent non-employee trust managers and operates under a written charter adopted by the board (a copy of which is available on our web site). The board has determined that each committee member is independent within the meaning of the applicable AMEX listing standards currently in effect.
     Management is responsible for the financial reporting process, including the preparation of the consolidated financial statements in accordance with GAAP. Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The committee’s responsibility is to oversee and review this process. We are not, however, professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurances as to such financial statements concerning compliance with the laws, regulations or GAAP or as to the independence of the registered public accounting firm. The committee relies, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm. We held five meetings during 2006. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management and our independent registered public accounting firm, KPMG LLP. We discussed with KPMG LLP the overall scope and plans of their audit. We met with KPMG LLP, with and without management present, to discuss the results of their examinations.
     We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2006 with management and KPMG LLP. We also discussed with management and KPMG LLP the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC. In addition, we reviewed and discussed our progress on complying with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 2 regarding the audit of internal control over financial reporting.
     The audit committee has reviewed and discussed the audited financial statements with management and KPMG LLP, our independent auditors. The audit committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, written communication from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed their independence with the independent auditors. When considering the independence of KPMG LLP, we considered whether their array of services to the company beyond those rendered in connection with their audit of our consolidated financial statements and reviews of our consolidated financial statements, including our Quarterly Reports on Form 10-Q, was compatible with maintaining their independence. We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, KPMG LLP. Based on the foregoing review and discussions and relying thereon, we have recommended to our board of trust managers that the audited financial statements for the year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K.
     The members of the audit committee are independent, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ Listing Standards. This section of the proxy statement is not deemed “filed” with the SEC and is not incorporated by reference into our Annual Report on Form 10-K.
     This audit committee report is given by the following members of the audit committee:
G. Steven Dawson – Chairman,          Robert S. Cartwright, Jr.,          Philip Taggart,          H. L. “Hank” Rush, Jr.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
     Aggregate fees billed to us for the years ended December 31, 2006 and 2005 by our principal accounting firm, KPMG LLP, were as follows:

	2006	2005
Audit Fees	$321,970	$329,655
Audit Related Fees	$28,715	$95,250
Tax Fees	$185,215	$60,000
All Other Fees	$-0-	$-0-

Total Fees	$535,900	$484,905

Pre-Approval Policies
     Our audit committee, pursuant to its exclusive authority, has reviewed and approved all of the fees described above for 2006. The audit committee has also adopted pre-approval policies for all other services KPMG LLP may perform for us. The pre-approval policies detail with specificity the services that are authorized within each of the above-described categories of services and provide for aggregate maximum dollar amounts for such pre-approved services. Any additional services not described or otherwise exceeding the maximum dollar amounts prescribed by the pre-approval policies will require the further advance review and approval of the audit committee. The audit committee has delegated the authority to grant any such additional required approval to its chairman between meetings of the committee, provided that the chairman reports the details of the exercise of any such delegated authority at the next meeting of the audit committee.
SHAREHOLDER PROPOSALS
     To be included in the proxy statement, any proposals of holders of shares intended to be presented at our annual meeting of shareholders to be held in 2008 must be received by us, addressed to Mr. Chad C. Braun, 8 Greenway Plaza, Suite 1000, Houston, Texas, 77046, no later than February 1, 2008 and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.
ANNUAL REPORT
     We have provided without charge a copy of the annual report to shareholders for fiscal year 2006 to each person being solicited by this proxy statement. Upon the request by any person being solicited by this proxy statement, we will provide without charge a copy of the annual report on Form 10-K as filed with the SEC (excluding exhibits, for which a reasonable charge shall be imposed). All requests should be directed to: H. Kerr Taylor, chairman of the board, chief executive officer and president at AmREIT, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, or by phone to 713-850-1400.

ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 30, 2007
10:00 A.M. Houston Time
Eight Greenway Plaza
Suite 1000
Houston, TX 77046

AmREIT Eight Greenway Plaza, Suite 1000 Houston, TX 77046	proxy

This Proxy is Solicited to all Class A, B, C and D Common Shareholders on Behalf of the Board of Trust Managers.

   The shareholder of AmREIT, a Texas real estate investment trust, whose name and signature appear on the reverse side of this card, having received the notice of the Annual Meeting of shareholders and the related proxy statement for AmREIT’s Annual Meeting of shareholders to be held at Eight Greenway Plaza, Suite 1000, Houston, Texas, on Wednesday, May 30, 2007 at 10:00 A.M., Houston time, hereby appoints H. Kerr Taylor and Chad Braun, or each of them, the proxies of the shareholder, each with full power of substitution, to vote at the Annual Meeting, and at any adjournments of the Annual Meeting, all common shares, par value $0.01 per share, held of record by the shareholder on April 2, 2007 in the manner shown on the reverse side of this card.

   This proxy is solicited by the Board of Trust Managers and the common shares represented hereby will be voted in accordance with the shareholder’s directions on the reverse side of this card. If no direction is given, then the shares represented by this proxy will be voted FOR proposal 1, and in the proxies’ discretion on any other matters that may properly come before the Annual Meeting or any adjournments thereof, subject to limitations set forth in applicable regulations under the Securities Exchange Act of 1934.

Please mark, sign, date, and return this proxy card promptly using the enclosed envelope.
See reverse for voting instructions.

COMPANY #
There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 29, 2007.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/amy/ — QUICK *** EASY *** IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 29, 2007.
•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to AmREIT, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card
ò  Please detach here  ò
The Board of Trust Managers Recommends a Vote FOR Item 1.

1.	Election of trust	01	Robert J. Cartwright	04	H.L. “Hank” Rush, Jr.	☐	Vote FOR	☐	Vote WITHHELD
	managers:	02	G. Steven Dawson	05	H. Kerr Taylor		all nominees		from all nominees
		03	Philip Taggart				(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To transact any other business that may properly be brought before the annual meeting or any adjournments thereof.
This proxy, when properly executed and delivered, will be voted as specified. If no specification is made, this proxy will be voted FOR proposal 1. The proxies cannot vote your shares unless you sign and return this card.

Address Change? Mark Box ☐ Indicate changes below:	Date

The undersigned hereby revokes any proxy previously given with respect to our common shares and hereby ratifies and confirms all that the proxies, their substitutes or any of them may lawfully do by virtue hereof. Note: Please sign exactly as name(s) appear(s) on this card. When shares are held jointly, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such. When executed by a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner, giving title. Please sign, date and mail this proxy promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.

Signature(s) in Box